EXHIBIT (g)(i)B

AMENDMENT NO. 2, DATED AUGUST 23, 2012,

TO THE CUSTODY AGREEMENT DATED MAY 7, 2009 BY AND BETWEEN THE BANK OF NEW YORK MELLON (THE “CUSTODIAN”) AND EACH SERIES OF THE CULLEN FUNDS TRUST LISTED ON SCHEDULE II TO THE AGREEMENT (THE “FUNDS”)

WHEREAS, the parties wish to amend the Agreement;

NOW THEREFORE, the Funds and the Custodian hereby agree to amend the Agreement as follows:

Schedule II to the Agreement is replaced with the attached Amended and Restated Schedule II

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

EACH FUND LISTED ON SCHEDULE II	THE BANK OF NEW YORK MELLON

By: ________________________________	By: ________________________________
Name:	Name:
Title:	Title:

Schedule II

Amended and Restated as of August 23, 2012

Cullen High Dividend Equity Fund, a series of Cullen Funds Trust

Cullen International High Dividend Fund, a series of Cullen Funds Trust

Cullen Small Cap Value Fund, a series of Cullen Funds Trust

Cullen Emerging Markets High Dividend Fund, a series of Cullen Funds Trust

Cullen Value Fund, a series of Cullen Funds Trust